UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2010 (January 13, 2010)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

On January 13, 2010, China Information Security Technology, Inc. (the "Company") issued a press release announcing the closing of its previously disclosed registered direct offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information contained in the attached exhibit is furnished under this Item 7.01 of this Current Report and is furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934 shall not be deemed filed with, the Securities and Exchange Commission. The information contained in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

Item 8.01.

Other Events.

On January 13, 2010, China Information Security Technology, Inc. (the "Company") announced that it closed the previously disclosed sale of 3,252,033 shares of its common stock (the "Shares"), which amount includes 1,652,033 shares offered and sold by the Company, and 1,600,000 shares offered and sold by Mr. Jiang Huai Lin, the Company’s Chief Executive Officer, in a registered direct offering to certain accredited investors. The Shares were issued pursuant to that certain registration statement on Form S-3 (File No. 333-159375) declared effective by the Securities and Exchange Commission (the "SEC") on November 23, 2009.

Item 9.01.

Financial Statements and Exhibits.

        (d)         Exhibits.

Exhibit	Description

99.1	Press Release, dated January 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: January 13, 2010	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated January 13, 2010